UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HANCOCK PARK CORPORATE INCOME, INC.

222 West Adams Street, Suite 1850

Chicago, Illinois 60606

(847) 734-2000

THE ANNUAL MEETING DATE IS FAST APPROACHING

PLEASE VOTE YOUR PROXY TODAY

September 18, 2026

Dear Stockholder:

According to our latest records, we have not received your vote for the 2026 Annual Meeting of Stockholders of Hancock Park Corporate Income, Inc. (“Hancock Park” or the “Company”) to be held on Tuesday, October 6, 2026. Copies of the proxy materials are available free of charge on the SEC’s website at www.sec.gov under Hancock Park Corporate Income, Inc.

A quorum of a majority of the outstanding shares must be represented for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained, resulting in additional solicitation expenses and delay.

Your vote is extremely important, no matter how many shares you hold. Please vote your shares today.

Two of the proposals relate to the orderly wind down of Hancock Park. For both, if you do not vote – or if you abstain – it will have the same effect as a vote “AGAINST”.

For the reasons set forth in the proxy statement dated August 19, 2026, the Board unanimously recommends that you vote “FOR” each of the five proposals described below.

Proposal 1 — Election of Class I Director: Vote “FOR”

•
Elect Ashwin Ranganathan to serve as a Class I director for a term of three years, or until his successor is elected and qualified.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm: Vote “FOR”

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Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Proposal 3 — Plan of Sale and Dissolution: Vote “FOR”

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As of June 30, 2026, the Board estimates you would receive total liquidating distributions of approximately $3.50 to $4.30 per share, although there can be no assurance as to actual amounts or timing.
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The Plan authorizes the Board to sell the Company’s assets, pay or make provision for all liabilities, and distribute the Company’s remaining assets to you in one or more liquidating distributions.
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The Board evaluated capital raises, potential mergers, third-party sales and other transactions, and determined an orderly wind down is advisable and in the best interests of the Company and its stockholders.
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If the Plan is not approved and the unsecured note due November 2026 cannot be refinanced or extended, the Company may not have sufficient liquidity to repay it at maturity, which could result in a default.

Proposal 4 — Withdrawal of BDC Election: Vote “FOR”

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Withdrawal relieves the Company of the regulatory costs and compliance burdens of operating as a BDC under the 1940 Act, preserving assets for distribution to you.
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It also provides greater flexibility to dispose of portfolio investments, repay debt obligations and make distributions to you.

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Withdrawal will be effected only if stockholders also approve Proposal 3.

Proposal 5 — Adjournment of the Annual Meeting: Vote “FOR”

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Approve any adjournments, if necessary, to solicit additional proxies if there are insufficient votes to approve the foregoing proposals.

Please vote today by calling D.F. King toll-free at (800) 967-4614, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern time. The call takes only a few minutes and no confidential information is required.

On behalf of your Board of Directors, we thank you for your ongoing support of, and continued interest in, Hancock Park.

Sincerely yours,

Bilal Rashid

Chairman of the Board of Directors, President and Chief Executive Officer